Exhibit 10.10

CONSENT TO ASSIGNMENT

AND AMENDMENT TO LEASE

(9450 Carroll Park Drive)

I.	PARTIES AND DATE.

This Consent to Assignment and Amendment to Lease (“Consent”) dated March 19, 2007, is made by and among PEREGRINE SEMICONDUCTOR, a Delaware corporation (“Assignor”), CONTINUOUS COMPUTING CORPORATION, a Delaware corporation (“Assignee”), and THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”).

II.	RECITALS.

Landlord and Assignor, as “Tenant,” are parties to an office space lease (“Lease”) dated March 31, 2004, for certain space located at 9450 Carroll Park Drive, San Diego, California. Assignor desires Landlord to consent to Assignor’s assignment to Assignee of all Assignor’s right, title and interest in the Lease.

Assignor also desires Landlord to consent to the assignment of all of Assignee’s right, title and interest under that certain lease dated April 20, 2000, as amended by that certain First Amendment dated August 23, 2005 (as so amended, the “9380 Lease”), for space located at 9380 Carroll Park Drive, San Diego, California to Assignor (the “9380 Lease Assignment).

III.	TERMS OF CONSENT.

A. Assignor. For valuable consideration, receipt of which is hereby acknowledged, Assignor:

1. Agrees that, by a separate agreement (“Assignment Agreement”) with Assignee, Assignor has agreed to assign to Assignee all of Assignor’s right, title and interest in the Lease. Subject to the terms and conditions of this Consent, the foregoing assignment (the “Assignment”) shall be effective on that (the “Effective Date”) which is the earlier to occur of: (i) written notice from both Assignor and Assignee that the Assignment is effective, or (ii) August 31, 2007.

2. Represents and warrants that it has not failed to disclose to Landlord any information which, if known by Landlord, might provide grounds for Landlord to reasonably withhold its consent to the Assignment.

3. Agrees that Landlord shall retain the full amount of the Security Deposit currently held by Landlord under the Lease as the “Security Deposit” under the 9380 Lease, subject to the terms and conditions of Section 4.3 of the 9380 Lease (including, without limitation, the provisions for return of the Security Deposit as therein provided).

B. Assignee. For valuable consideration, receipt of which is hereby acknowledged, Assignee:

1. Agrees

a. That it shall accept the Assignment as of the Effective Date;

b. That the Assignment Agreement is subject to the terms of the Lease and does not modify either party’s obligations under the Lease, except as expressly provided in this Consent;

c. From and after the Effective Date, to perform all of the terms under the Lease as amended as though Assignee were the original tenant under the Lease (including, without limitation, the performance of any restoration obligations under Sections 7.3 and 15.3 of the Lease);

d. That its address for receipt of notices under the Lease from and after the effective date is: 9450 Carroll Park Drive, San Diego, California; and

e. That Landlord shall retain the “Security Deposit” in the amount of Fifty-Eight Thousand Seven Hundred Eighty-Six Dollars ($58,786.00) currently being held by Landlord under the 9380 Lease as the Security Deposit under and subject to the terms and conditions of Section 4.3 of the Lease (including, without limitation, the provisions for return of the Security Deposit as therein provided).

2. Acknowledges that Landlord has not made any express or implied oral or written representation or promise that

a. Future assignments will be approved;

b. Assignee will enjoy financial success in operating any business on the premises;

c. It will grant an extension of the term or enter into any other modification of the Lease; and

d. Assignor is not in default under the Lease.

3. Acknowledges that it has been provided with a copy of the Lease, together with all amendments, if any, and that it has read the Lease, together with all amendments and fully understands its obligations as tenant under the Lease.

IV.	CONSENT AND RELEASE.

A. Consent. For valuable consideration, including the assignments, acknowledgments, and representations of Assignor and Assignee set forth above, Landlord consents to Assignor’s assignment to Assignee of all of Assignor’s right, title and interest in the Lease as of the Effective Date.

B. Release of Assignor. Notwithstanding the contrary provisions of Section 9.2 of the Lease, Landlord agrees to release Assignor from all further liability under the Lease accruing from and after the Effective Date.

V.	AMENDMENTS TO LEASE.

For valuable consideration, receipt of which is hereby acknowledged, Landlord, Assignor and Assignee agree that the Lease shall be amended as follows:

A. Security Deposit. The provisions of Section 4.3 of the Lease are hereby amended to provide that, upon any Event of Default by Tenant, the Security Deposit may be additionally retained, used or applied by Landlord to pay amounts estimated by Landlord as the amount due Landlord for prospective rent and for damages pursuant to Section 14.2(a)(i) of the Lease and/or California Civil Code Section 1951.2, notwithstanding any contrary provisions of California Civil Code 1950.7.

B. Letter of Credit. Effective as of the Effective Date, the terms and provisions of Section 4.4 of the Lease shall be terminated in their entirety and shall have no further force or effect.

VI.	GENERAL.

A. Authority to Execute Agreement. Each individual executing this Consent on behalf of a corporation, limited liability company or partnership represents and warrants that he or she is duly authorized to execute and deliver this Consent and that this Consent is binding upon the corporation, limited liability company or partnership in accordance with its terms.

B. Contingency. The consummation of the 9380 Lease Assignment on or before the Effective Date of the Assignment shall be a condition to the effectiveness of this Consent for the benefit of Landlord.

VII.	EXECUTION.

Assignor, Assignee and Landlord have executed this Consent as of the date set forth in “I. PARTIES AND DATE” above.

ASSIGNOR: PEREGRINE SEMICONDUCTOR, a Delaware corporation		ASSIGNEE: CONTINUOUS COMPUTING CORPORATION, a Delaware corporation

By	/s/ PHILIP CHAPMAN	By	/s/ MIKE DAGENAIS
	Philip Chapman CFO		Mike Dagenais CEO

		By	/s/ LARRY NISHNICK
Larry Nishnick VP and General Counsel

LANDLORD: THE IRVINE COMPANY LLC, a Delaware limited liability company

By	/s/ E. VALJEAN WHEELER
E. Valjean Wheeler, President Office Properties

By	/s/ MICHAEL T. BENNETT
Michael T. Bennett Vice President, Operations Office Properties